United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Commission File Number: 000-30891

Turner Valley Oil & Gas, Inc.
(Exact name of Registrant as specified in its charter)

Nevada                 91-1980526
(Jurisdiction of Incorporation)    (I.R.S. Employer Identification No.)

6160 Genoa Bay Road, Duncan B.C. Canada             V9L 5Y5
    (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: (250) 746-1551

STOCK FOR SERVICES COMPENSATION PLAN
(Full Title of Plan)
Dated: May 24, 2005
William Stocker
attorney at law
34190 Sepulveda Avenue, Suite 200
Capistrano Beach CA 92624
phone (949) 487-7295 fax (949) 487-7285
(Agent for Service)

CALCULATION OF REGISTRATION FEE (1)(2)

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value	5,000,000 shares	$0.025 per share	$125,000	$14.71

(1) Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee and based on the average of the bid price of the common stock on the last trading date, as reported by the Over-The-Bulletin Board (OTCBB).

(2) Together with an indeterminate number of additional shares of common stock which may be necessary to adjust the number of shares reserved for issuance pursuant to the plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding common stock pursuant to Rule 416(c) of the Securities Act of 1933.Place Style On Codes above, and Style Off Codes below.

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PART II

Item 3. Incorporation of Documents by Reference. The following documents are incorporated by reference as though fully set forth herein, and all documents subsequently filed by this Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and a part hereof from the date of filing of such documents:

(a) The Registrant's Form 10-KSB containing Audited Financial Statements for the Registrant's last fiscal year;

(b) All other Reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Registrant's last Annual Report; and

(c) The Issuer's Common Equity Voting Stock ("Common Stock") Registered under section 12(g) of the 1934 Act, as described in Form 10-KSB. Each share is entitled to one vote; all shares of the class share equally in dividends and liquidation rights. Pursuant to the laws of Nevada a majority of all shareholders entitled to vote at a shareholders meeting regularly called upon notice may take action as a majority and give notice to all shareholders of such action. No market presently exists for the securities of this Issuer.

Item 4. Description of Securities. Not Applicable. See Item 3(c).

Item 5. Interests of Named Experts and Counsel. None.

Item 6. Indemnification of Directors and Officers. There is no provision in the Articles of Incorporation or the By-Laws, nor any Resolution of the Board of Directors, providing for indemnification of Officers or Directors. We are aware of certain provision of the Nevada Corporate Law which affects indemnity of Officers or Directors.

NRS 78.7502 provides for mandatory indemnification of officers, directors, employees and agents, substantially as follows: the corporation shall indemnify a director, officer, employee or agent of a corporation; to the extent that he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, in which he or she had no reasonable cause to believe his or her conduct was unlawful.

Item 7. Exemption from Registration Claimed. Not Applicable. No restricted securities are re-offered or resold pursuant to this Registration Statement.

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Item 8. Exhibits.

Exhibit 1  Opinion of Counsel

  Exhibit 2  "Stock For Services Compensation Plan"

Exhibit 3 Consent of Auditor

Exhibit 4 Audited Financial Statements for the fiscal years ended December 31, 2002.
(Incorporated herein by reference from the Form 10-KSB for the year ended December 31, 2002.)

Item 9. Undertakings. Not Applicable.

Signatures

The Registrant, pursuant to the requirements of the Securities Act of 1933, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 24, 2005
Turner Valley Oil & Gas, Inc.

/s/Christopher Paton-Gay	/s/D. JacksonWells	/s/Joseph Kane
Christopher Paton-Gay	Donald Jackson Wells	Joseph Kane

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Exhibit 1

Opinion of Counsel

Page - 4

LAW OFFICES OF
William Stocker
phone (949) 487-7295 34190     Sepulveda Avenue Suite 200        fax (949) 487-7285
Capistrano Beach CA 92624

May 24, 2005
To the President and the
Board of Directors
Turner Valley Oil & Gas, Inc.
6160 Genoa Bay Road
Duncan B.C. Canada V9L 5Y5

re: Opinion of Special Counsel

Dear President & Board of Directors:

You have requested my Opinion in connection with the filing of a 1933 Act Registration on Form S-8 to compensate consultants, service and materials providers in the maximum amount of $1,250.000. in the form of 5,000,000 shares of common stock to be registered thereby. The Issuer's Common Stock is Registered pursuant to section 12(g) of the Securities Exchange Act of 1934.

It is my opinion that the securities proposed to be issued may be validly and properly issued and that such an issuance would be lawful in all respects. The stock for services compensation plan is not a "qualified plan" of any kind or sort and is not qualified for any special tax treatment under State or Federal Law. If and when issued, the securities would be and must be treated as the equivalent of cash paid and received back as the purchase of securities. The Securities would be issued in compensation for services at the indicated rate of $ per share for every $ of services performed. In as much as these shares may be issued at a discount from the market price, additional expense to the Corporation, and income to the recipient may result.

It is accordingly my opinion that the issuance requested is entitled to registration on Form S-8.

I understand and consent to the use of this Opinion in connection with your proposed filing of a 1933 Registration Statement on Form S-8.

Very Truly Yours,

/s/William Stocker
William Stocker
 special securities counsel

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Exhibit 2

STOCK FOR SERVICES COMPENSATION PLAN

Page - 6

STOCK FOR SERVICES COMPENSATION PLAN

Turner Valley Oil & Gas, Inc.
a Nevada corporation

The Board of Directors of Turner Valley Oil & Gas, Inc. hereby adopts the following plan for compensation of service providers with common stock in lieu of cash. This Plan is adopted this date of May 24, 2005.

A. Reasons for this Plan. This Corporation requires the services of consultants and other various service providers to assist in the transition from development stage to operational stage of its corporate business, and further in the early operational stage with a view to achieving profitability; however, this Corporation does not enjoy the ability to provide cash compensation for all of its needs. It may be necessary, appropriate and desirable, from time to time, to offer shares of common stock to services providers, either initially, to secure necessary services, or later, to settle invoices and billings with stock in lieu of cash.

B. The Plan. Accordingly, the Board of Directors of this Corporation may compensate actual service providers with common stock in lieu of cash, in accordance with the following provisions of this Plan, and this Plan is adopted as corporate policy, until and unless rescinded by the Board.

1. Reporting/Non-reporting Status. Different considerations apply to the reporting or non-reporting status of the Corporation at the time of any proposed issuance pursuant to this Plan. A "reporting company", as the term is used herein, means either one with a class of securities registered under Sections 12(b) or 12(g), and also includes a company which reports in accordance with Section 15(d) of the Securities Exchange Act of 1934, and further, in any case, that such company is current in its annual and quarterly filing requirements, and is not at such time subject to Comments by the Staff of the Commission with respect to any such filing, or to any Registration Statement.

(a) If this Corporation be a reporting company, the Board of Directors may elect to offer shares pursuant to Registration under the Securities Act of 1933, or pursuant to Section 4(2) of the 1933 Act, or other applicable exemption from registration, with such restriction on resale as required by law or rule of the Commission, or such greater restriction as may be agreed to by the parties.

(b) If this Corporation be a non-reporting company, the Board of Directors shall offer shares only pursuant to Section 4(2) of the 1933 Act, as Restricted Securities and New Investment Shares, as defined by Rule 144(a). Offers or issuances pursuant to the exemption of Rule 701 are not within the scope of this Plan.

2. Registration if by Form S-8. In the event that shares are offered or issued pursuant to 1933 Act Registration, using From S-8 (or its equivalent as the Commission may from time to time provide, all requirements for the use of such form and procedure shall be observed and complied with; principally, among others:

(i) The Corporation shall be a reporting company;

(ii) Shares shall be offered and/or issued only to natural persons; and

(iii) Capital formation or fund raising activities shall not be included in the concept of actual services provided, within this Plan.

3. Non-Qualified Plan. This Plan is qualified for any special tax treatment under the Internal Revenue Code of the United States, or elsewhere. Shares issued pursuant to this Plan shall be the equivalent of payment in cash for services.

4. Valuation of Shares. If a real and liquid market exists for the issuance of shares, on any public trading medium or exchange, the shares shall be valued in reasonable relation to the market price at which the shares could be sold. If no public market exists for the shares offered or issued, or if only a technical but inactive or illiquid market exits, the reasonable value of the shares shall be determined by actual commercial conditions for private transactions in shares that cannot be resold in brokerage transactions.

5. Full Compliance. Nothing contained herein shall authorize, and notwithstanding anything contained herein shall be deemed to authorize, anything other than full compliance with all securities laws and regulations, as in force and effect at the time of any offer or issuance of securities.

C. Execution. This Plan is now signed by all of the Directors of this Corporation, on behalf of the Corporation, attesting to the adoption of this Plan.

Dated: May 24, 2005

Turner Valley Oil & Gas, Inc.

/s/Christopher Paton-Gay	/s/D. JacksonWells	/s/Joseph Kane
Christopher Paton-Gay	Donald Jackson Wells	Joseph Kane

Page - 7

Exhibit 3

Consent of Auditor

Page - 8

Chisholm, Bierwolf & Nilson
533 West 2600 South, Suite 250
Bountiful,  UT 84010

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of Turner Valley Oil & Gas, Inc., with respect to our report dated March 28, 2005 on the financial statements included in the Annual Report (Form 10-K), for the fiscal years ended December 31, 2004 and 2003.

/s/CHISHOLM, BIERWOLF & NILSON
Chisholm, Bierwolf & Nilson
CERTIFIED PUBLIC ACCOUNTANTS
Bountiful Utah
June 2, 2005

Page - 9

Exhibit 3

Audited Financial Statements

Page - 10

Exhibit 31

Section 302 Certification

Page - 11

CERTIFICATIONS PURSUANT TO SECTION 302

I, Christopher Paton-Gay, certify that:

1. I have reviewed this Annual report on Form 10-KSB of Turner Valley Oil & Gas, Inc.;

2. Based on my knowledge, this Annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this Annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Annual report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a)
designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this Annual report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this Annual report (the "Evaluation Date"); and

c)	presented in this Annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this Annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Dated May 24, 2005

/s/Christopher Paton-Gay
Christopher Paton-Gay
president/director/Sole Officer

Page - 12

Exhibit 32

CERITIFICATION PURSUANT TO 18 USC SECTION 1350

Page - 13

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

CERTIFICATION OF CUSTODIAN

In connection with the Annual Report of Turner Valley Oil & Gas, Inc.., a Nevada corporation (the "Company"), on 10-KSB for the year ended December 31, 2004 as filed with the Securities and Exchange Commission (the "Report"), I, Christopher Paton-Gay, Sole Officer of the Company, certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 24, 2005

/s/Christopher Paton-Gay
Christopher Paton-Gay
president/director/Sole Officer

Page - 14

Attachment AFK-04

Audited Financial Statements
of
Turner Valley Oil & Gas, Inc.

for the years ended
December 31, 2004, 2003
and from inception

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TURNER VALLEY OIL & GAS CORPORATION
(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

Page - 16

C O N T E N T S

Independent Auditors’ Report

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statements of Stockholders’ Equity

Consolidated Statements of Cash Flows

Notes to the Consolidated Financial statements

Page - 17

INDEPENDENT AUDITORS’ REPORT

To the Stockholders and Board of Directors
Turner Valley Oil & Gas Corporation
Duncan B.C. Canada

We have audited the accompanying consolidated balance sheets of Turner Valley Oil & Gas Corporation (a Development Stage Company) as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for the periods then ended and from inception on April 21, 1999 through December 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Turner Valley Oil & Gas Corporation as of December 31, 2004 and 2003 and the consolidated results of their operations and their cash flows for the period ended December 31, 2004 and from inception on April 21, 1999 through December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Companies will continue as going concerns. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring operating losses, and is dependent upon financing to continue operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah
March 28, 2005

Page - 18

TURNER VALLEY OIL & GAS CORPORATION
(a Development Stage Company)
Consolidated Balance Sheet

	December 31,	December 31,
	2004	2003
ASSETS
CURRENT ASSETS
Cash	$22,191	$9,394
Accounts Receivable (Net of Allowance of $0)	4,809	-
Total Current Assets	27,000	9,394

OIL AND GAS PROPERTIES USING
FULL COST ACCOUNTING (Note 3)
Properties Not Subject to Amortization	-	300,672
Properties Being Amortized	48,942	-
Accumulated Amortization	(10,767)	-

Net Oil and Gas Properties	38,175	300,672

OTHER ASSETS
Investments	181,585	-
Total Other Assets	181,585	-

TOTAL ASSETS	$246,760	$310,066

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts Payable	$19,053	$299
Notes Payable - Related Party	23,659	-

Total Current Liabilities	42,712	299

Total Liabilities	42,712	299

STOCKHOLDERS’ EQUITY (Note 4)
Common Stock; Par Value $0.001 Per Share; Authorized
100,000,000 Shares; 48,535,984 and 42,560,984 Shares
Issued and Outstanding, Respectively, Retroactively Restated	48,536	42,561
Capital in Excess of Par Value	3,559,673	2,836,249
Accumulated Deficit	(3,351,326)	(2,567,325)
Subscriptions Receivable	(48,750)	-
Other Comprehensive Income	(4,085)	(1,718)
Total Stockholders’ Equity	204,048	309,767
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$246,760	$310,066

The accompanying notes are an integral part of these financial statements.
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TURNER VALLEY OIL & GAS CORPORATION
(a Development Stage Company)
Consolidated Statements of Operations

			From Inception on
			April 21, 1999
	For the Year Ended		through
	December 31,		December 31,
	2004	2003	2004

ROYALTIES RECEIVED	$8,421	$-	$9,421
Total Revenue	8,421	-	9,421

EXPENSES
Cost of Production	9,350	-	9,350
Depletion	10,767	-	10,767
General and Administrative	746,824	1,134,466	3,311,855
Total Expenses	766,941	1,134,466	3,331,972

NET OPERATING LOSS	(758,520)	(1,134,466)	(3,322,551)

OTHER INCOME (EXPENSES)
Interest Expense	-	(3,294)	(3,294)
Gain (Loss) on Sale of Investments	(25,481)	-	(25,481)
Total Other Income (Expenses)	(25,481)	(3,294)	(28,775)
NET LOSS	$(784,001)	$(1,137,760)	$(3,351,326)

BASIC LOSS PER COMMON SHARE	$(0.02)	$(0.03)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	44,823,100	40,647,839

COMPREHENSIVE INCOME
Net Loss	$(784,001)	$(1,137,760)	$(3,351,326)

Other Comprehensive Income:
Foreign Currency Translation	(2,367)	(1,718)	(4,085)

Comprehensive Income (Loss)	$(786,368)	$(1,139,478)	$(3,355,411)

The accompanying notes are an integral part of these financial statements.
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TURNER VALLEY OIL & GAS CORPORATION
(a Development Stage Company)
Consolidated Statement of Stockholders’ Equity
From Inception on April 21, 1999 through December 31, 2004

	Common Stock		Paid-In	Comprehensive	Subscription	Retained
	Shares	Amount	Capital	Income	Receivable	Deficit

Balance at Inception on
April 21, 1999	$41,080	$41	$5,094	$-	$-	$-

Shares Issued for Cash at
$0.05 Per Share,
Retroactively Restated	16,000	16	99,984	-	-	-

Net Loss for the Year Ended
December 31, 1999	-	-	-	-	-	(96,935)

Balance, December 31, 1999	57,080	57	105,078	-	-	(96,935)

Net Loss for the Year Ended
December 31, 2000	-	-	-	-	-	(27,242)

Balance, December 31, 2000	57,080	57	105,078	-	-	(124,177)

Net loss for the Year Ended
December 31, 2001	-	-	-	-	-	(65,380)

Balance, December 31, 2001	57,080	57	105,078	-	-	(189,557)

Shares Issued for Debt
Reduction, Retroactively Restated	8,000	8	99,992	-	-	-

Shares Issued for Services
at $0.05 Per Share,
Retroactively Restated	2,190,150	2,190	1,092,885	-	-	-

Net Loss for the Year Ended
December 31, 2002	-	-	-	-	-	(1,240,008)

Balance December 31, 2002	2,255,230	2,255	1,297,955	-	-	(1,429,565)

Shares Issued for Services
at $0.02 per Share,
Retroactively Restated	1,500,000	1,500	298,500	-	-	-

Rounding Due to Stock Split	2,000	2	(2)	-	-	-

Shares Issued for Accounts
Payable at $0.05 Per Share	8,000,000	8,000	392,000	-	-	-

Shares Issued for Services at $0.015 Per Share	31,729,200	31,729	444,209	-	-	-

Share Issued for Services at $0.015 Per Share	9,487,504	9,488	132,825	-	-	-

The accompanying notes are an integral part of these financial statements.
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TURNER VALLEY OIL & GAS CORPORATION
(a Development Stage Company)
Consolidated Statement of Stockholders’ Equity
From Inception on April 21, 1999 through December 31, 2004

	Common Stock		Paid-In	Comprehensive	Subscription	Retained
	Shares	Amount	Capital	Income	Receivable	Deficit
Shares Issued for Accounts
Payable at $0.05 Per Share	2,000,000	2,000	98,000	-	-	-

Shares Issued for Accounts
Payable at $0.05 Per Share	650,000	650	31,850	-	-	-

Cancellation of Common Shares	(16,691,520)	(16,692)	(220,459)	-	-	-

Shares Issued for Cash at
$0.05 Per Share	3,000,000	3,000	147,000	-	-	-

Shares Issued for Cash at
$0.30 Per Share	100,000	100	29,900	-	-	-

Shares Issued for Cash at
$0.35 Per Share	528,570	529	184,471	-	-	-

Net Loss for the Year Ended
December 31, 2003	-	-	-	-	-	(1,137,760)

Balance, December 31, 2003	42,560,984	42,561	2,836,249	(1,718)	-	(2,567,325)

Shares Issued for Services
at $.20 Per Share	2,317,500	2,318	461,182	-	-	-

Shares Issued for Services
at $.08 Per Share	2,597,500	2,597	205,202	-	-	-

Shares Issued for Services
at $.11 Per Share	85,000	85	9,265	-	-	-

Shares Issued for
Subscription at $.05 Per Share	975,000	975	47,775	-	(48,750)	-

Foreign Currency
Translation	-	-	-	(2,367)	-	-

Net Loss for the Year Ended
December 31, 2004	-	-	-	-	-	(784,001)
Balance, December 31, 2004	48,535,984	48,536	3,559,673	(4,085)	(48,750)	(3,351,326)

The accompanying notes are an integral part of these financial statements.
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TURNER VALLEY OIL & GAS CORPORATION
(a Development Stage Company)
Consolidated Statement of Cash Flows

			From Inception on
			April 21, 1999
	For the Year Ended		through
	December 31,		December 31,
	2004	2003	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(784,001)	$(1,137,760)	$(3,351,326)
Adjustments to Reconcile Net Loss to Net Cash
Provided (Used) by Operating Activities:
Depletion	10,767	-	10,767
Common Stock Issued for Services Rendered	680,649	987,001	2,767,860
(Loss) From Sale of Investments	25,481	-	25,481
Common Stock Issued for Retirement of Accounts Payable	-	226,599	326,599
Non-Cash Effect from Foreign Currency Translation	(2,367)	(1,718)	(4,085)
Changes in Operating Assets and Liabilities:
Increase (Decrease) in Accounts Receivable	(4,809)	-	(4,809)
Increase (Decrease) in Accounts Payable-Related Party	23,659	(33,824)	23,659
Increase (decrease) in accounts payable	18,754	(95,232)	19,053

Net Cash Provided (Used) by Operating Activities	(31,867)	(54,934)	(186,801)

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for Oil and Gas Property Development	(12,042)	(300,672)	(312,714)
Proceeds from Sale of Investments	56,706	-	56,706

Net Cash (Used) by Investing Activities	44,664	(300,672)	(256,008)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Common Stock	-	365,000	465,000

Net Cash Provided by Financing Activities	-	365,000	465,000

NET INCREASE (DECREASE) IN CASH	12,797	9,394	22,191

CASH AND CASH EQUIVALENTS AT
BEGINNING OF YEAR	9,394	-	-

CASH AND CASH EQUIVALENTS AT END OF YEAR	$22,191	$9,394	$22,191

CASH PAID FOR:
Interest	$-	$3,294	$3,294
Income Taxes	$-	$-	$-

NON-CASH FINANCING ACTIVITIES:
Common stock issued for services rendered	$680,649	$987,001	$2,767,860
Common stock issued to retire accounts payable	$-	$226,599	$326,599

The accompanying notes are an integral part of these financial statements.
Page - 23

TURNER VALLEY OIL & GAS CORPORATION
(a Development Stage Company)
Notes to the Financial Statements
December 31, 2004 and 2003

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. Organization

The Company was incorporated under the laws of Nevada on April 21, 1999 as NetParts.com. The Company was originally organized to create a series of 16 specialized auto salvage yards whereby the salvageable components would be inventoried on a computer and listed on the internet. The Company, however, changed their operations and their name on July 24, 2003 to Turner Valley Oil & Gas Corporation. On August 1, 2003, the Company incorporated T.V. Oil & Gas Canada Limited, a wholly owned subsidiary, into the financial statements of the Company. The Company holds a working interest in an oil lease and an investment in an oil and gas entity.

B. Revenue and Cost Recognition

Oil and Gas Properties

The full cost method is used in accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration, and development of oil and gas reserves, including directly related overhead costs, are capitalized. In addition, depreciation on property and equipment used in oil and gas exploration and interest costs incurred with respect to financing oil and gas acquisition, exploration and development activities are capitalized in accordance with full cost accounting. Capitalized interest for the years ended December 31, 2004 and 2003 was $0. All capitalized costs of proved oil and gas properties subject to amortization are being amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects not subject to amortization are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized. As of December 31, 2003, proved oil and gas reserves had been identified on the Straten Property, however, the property was not producing due to the reworking of the well, and therefore, no amortization has been recorded for the year ending December 31, 2003. During the year ended December 31, 2004, the Company recorded depletion of $10,767 on its property.

C. Basis of Consolidation

The consolidated financial statements include the accounts of NetParts.Com, Inc. and Turner Valley Oil & Gas Corporation. All significant inter-company accounts and transactions have been eliminated in the consolidation.

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TURNER VALLEY OIL & GAS CORPORATION
(a Development Stage Company)
Notes to the Financial Statements
December 31, 2004 and 2003

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

D. Earnings (Loss) Per Share

The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements.

	Income (Loss)	Shares	Per-Share
	(Numerator)	(Denominator)	Amount
For the year ended December 31, 2004:
Basic EPS
Income (loss) to common stockholders	$(773,234)	44,823,103	$(0.02)

For the year ended December 31, 2003:
Basic EPS
Income (loss) to common stockholders	$(1,137,760)	40,467,839	$(0.03)

E. Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

F. Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss, tax credit carry-forwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

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TURNER VALLEY OIL & GAS CORPORATION
(a Development Stage Company)
Notes to the Financial Statements
December 31, 2004 and 2003

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

F. Income Taxes (continued)

	December 31,	December 31,
	2004	2003
Deferred tax assets:
Net operation loss carry-forwards	$3,373,000	$2,600,000
Total Deferred Tax Assets	1,147,000	884,000
Valuation allowance for deferred tax assets	(1,147,000)	(884,000)
	$-	$-

At December 31, 2004, the Company has net operating losses of $3,373,000 which begin to expire in 2019.

G. Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. In these financial statements assets and liabilities involve extensive reliance on management’s estimates. Actual results could differ from those estimates.

H. New Technical Pronouncements

On December 16, 2004, the FASB issued SFAS No. 123(R), Share-Based Payment , which is an amendment to SFAS No. 123, Accounting for Stock-Based Compensation. This new standard eliminates the ability to account for share-based compensation transactions using Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires such transactions to be accounted for using a fair-value-based method and the resulting cost recognized in our financial statements. This new standard is effective for awards that are granted, modified or settled in cash in interim and annual periods beginning after June 15, 2005. In addition, this new standard will apply to unvested options granted prior to the effective date. The Company will adopt this new standard effective for the fourth fiscal quarter of 2005, and has not yet determined what impact this standard will have on its consolidated financial position or results of operations.

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TURNER VALLEY OIL & GAS CORPORATION
(a Development Stage Company)
Notes to the Financial Statements
December 31, 2004 and 2003

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

H. New Technical Pronouncements (continued)

In November 2004, the FASB issued SFAS No. 151, Inventory Costs — an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

In December 2004, the FASB issued SFAS No. 152, Accounting for Real Estate Time-sharing Transactions, which amends FASB statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this Statement will have no impact on the financial statements of the Company.

In December 2004, the FASB issued SFAS No.153, Exchange of Nonmonetary Assets. This Statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetrary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this Statement will have no impact on the financial statements of the Company.

Page - 27

TURNER VALLEY OIL & GAS CORPORATION
(a Development Stage Company)
Notes to the Financial Statements
December 31, 2004 and 2003

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

H. New Technical Pronouncements (continued)

The implementation of the provisions of these pronouncements is not expected to have a significant effect on the Company’s consolidated financial statement presentation.

I. Financial Instruments

The recorded amounts of financial instruments, including cash equivalents, accounts payable and short term notes approximate their market values as of December 31, 2004 and 2003. The Company has no investments in derivative financial instruments.

J. Functional Currency & Foreign Currency Translation

The Company’s functional currency is the U.S. dollar. In accordance with the Statement of Financial Accounting Standard No. 52, Foreign Currency Translation, the assets and liabilities denominated in foreign currency are translated into U.S. dollars at the current rate of exchange existing at period end and revenues and expenses are translated at average monthly exchange rates. Related translation adjustments are reported as a separate component of stockholders’ equity, whereas, gains or losses relating from foreign currency transactions are included in the results of operations.

K. Impairment of Long-Lived Assets

In accordance with Financial Accounting Standards Board Statement No. 121, the Company records impairment of long-lived assets to be held and used or to be disposed of when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount. At December 31, 2004 and 2003, no impairments were recognized.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring operating losses and is dependent upon raising capital to continue operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. It is management’s plan to raise additional funds to share in the exploration of leases individually as well as with WIN Energy, and then to begin extracting gas and oil to sell and generate the necessary funds to continue operations.

Page - 28

TURNER VALLEY OIL & GAS CORPORATION
(a Development Stage Company)
Notes to the Financial Statements
December 31, 2004 and 2003

NOTE 3 - OIL & GAS PROPERTIES

Strachen Property

On August 20, 2003, the Company entered into a purchase agreement to acquire 1% interest in a producing gas well, located at 22-38-9W5 Red Deer, Alberta, Canada. During the end of 2003, the Company’s senior management set out a rework program for this well. The rework program called for an acid wash and acid stimulation of the producing formation. The Company agreed to participate in the program which increased their interest to 6.67%. The program was completed on October 15, 2003 and extraction continued in 2004. The Strachen Property has proved gas reserves of 3.68 MMCF. Capitalized costs at December 31, 2004 are $48,942 and accumulated amortization at December 31, 2004 is $10,767.

NOTE 4 - STOCK TRANSACTIONS

During 2004, the Company issued 5,000,000 shares pursuant to an S-8 Registration Statement. These shares were issued for services totaling $680,650.

During 2004, the Company issued 975,000 shares pursuant to a Private Placement and received a subscription for the amount of $48,750. The proceeds were received subsequent to December 31, 2004.

On January 5, 2003, the Company issued 15,000,000 pre-split shares of common stock for services rendered on behalf of the Company totaling $298,500, and in satisfaction of accounts payable totaling $1,500.

On July 1, 2003, the Company enacted a 10 for 1 reverse split of its common stock. Stock has been retroactively restated to reflect this split.

During July 2003, the Company issued 39,729,200 post-split shares of common stock for settlement of $196,146 of accounts payable and services valued at $679,792.

In August 2003, the Company issued 9,487,504 post-split shares of common stock in settlement of $28,971 of accounts payable and services valued at $113,360.

On October 21, 2003, the Company issued 2,000,000 post-split shares of common stock for services rendered on behalf of the Company totaling $100,000.

On November 21, 2003, the Company issued 650,000 post-split shares of common stock valued at $32,500 for professional services rendered in behalf of the Company.

During 2003, the Company issued a total of 3,628,570 post-split shares of common stock for cash at a total value of $365,000.

Page - 29

TURNER VALLEY OIL & GAS CORPORATION
(a Development Stage Company)
Notes to the Financial Statements
December 31, 2004 and 2003

NOTE 4 - STOCK TRANSACTIONS (Continued)

In April 2002, the Company purposed a 2 for 1 forward split of its outstanding common stock. In October of 2002, the Company enacted a 25 for 1 reverse split of its common stock. During the year, 80,000 shares of common stock were issued to reduce a payable by $100,000. In October 2002, 21,901,500 shares of common stock were issued for services rendered totaling $1,095,075.

NOTE 5 - INVESTMENTS AND SALE OF OILS & GAS PROPERTIES

On May 25, 2004, the Company entered into an Asset Purchase Agreement with Win Energy Corporation (“WIN”), wherein T.V. Oil & Gas Canada, Ltd. sold all its interests held in the other ten sections of the Straten Property, the Karr Property, the Turner Valley Project and the Triangle Lands. In return for this conveyance the Company received 1,300,303 shares of common stock in WIN, valued at $1,465,974.

WIN Energy is a closely held private company and therefore has no listing stock price or published market value, therefore, the Company valued its investment in WIN at the carrying cost of the oil and gas properties conveyed of $192,700. Subsequent to this transaction the Company sold 75,000 shares and realized proceeds of $56,706 thus crating a gain of $45,365.

NOTE 6 - OTHER COMPREHENSIVE INCOME

The Company reports other comprehensive income in accordance with Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (“SFAS No. 130"). SFAS No. 130 establishes standards for reporting in the financial statements all changes in equity during a period, except those resulting from investments by and distributions to owners. The cumulative effect of foreign currency translation adjustments to a cash account held by the Company in Canadian dollars, which is included in other comprehensive income in the stockholders’ equity section, consisted of the following:

	December 31,
	2004	2003
Balance, beginning of year	$(1,718)	$-
Effect of currency exchange rate changes	(2,367)	(1,718)
Balance, end of year	$(4,085)	$(1,718)

NOTE 7 - RELATED PARTY TRANSACTION

The transaction with Win Energy as described in Note 5 was a related party transaction due to the fact that the Company’s President Christopher Paton-Gay is also the Chairman of Win Energy.

Page - 30

TURNER VALLEY OIL & GAS CORPORATION
(a Development Stage Company)
Notes to the Financial Statements
December 31, 2004 and 2003

S.F.A.S. 69 SUPPLEMENTAL DISCLOSURES

(1)                              Capitalized Costs Relating to
Oil and Gas Producing Activities

	December 31,
	2004	2003
Proved oil and gas producing properties and related
lease and well equipment	$48,942	$450,706
Accumulated depreciation and depletion	(10,767)	-
Net Capitalized Costs	$38,175	$450,706

(2)                                 Costs Incurred in Oil and Gas Property
Acquisition, Exploration, and Development Activities

	For the Years Ended
	December 31,
	2004	2003
Acquisition of Properties
Proved	$-	$-
Unproved	-	-
Exploration Costs	-	-
Development Costs	$48,942	$300,672

The Company does not have any investments accounted for by the equity method.

(3)                             Results of Operations for
Producing Activities

	For the Years Ended
	December 31,
	2004	2003
Sales	$8,421	$-
Production costs	(9,350)	-
Depreciation and depletion	(10,767)	-

Results of operations for producing activities
(excluding corporate overhead and interest costs)	$(11,696)	$-

Page - 31

TURNER VALLEY OIL & GAS CORPORATION
(a Development Stage Company)
Notes to the Financial Statements
December 31, 2004 and 2003

S.F.A.S. 69 SUPPLEMENTAL DISCLOSURES (Continued)

(4)	Reserve Quantity Information

	Oil	Gas
	BBL	MMCF
Proved developed and undeveloped reserves:
Balance, December 31, 2003	-	4.67
Change in estimates	-	-
Production	-	.99
Balance, December 31, 2004	-	3.68

Proved developed reserves:	Oil	Gas
	BBL	MMCF

Beginning of the year ended December 31, 2004	-	4.68
End of the year ended December 31, 2004	-	3.68

The Company has reserve studies and estimates prepared on the properties acquired and developed. The difficulties and uncertainties involved in estimating proved oil and gas reserves makes comparisons between companies difficult. Estimation of reserve quantities is subject to wide fluctuations because it is dependent on judgmental interpretation of geological and geophysical data.

Page - 32